UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2023, the Company issued secured promissory notes in an aggregate principal amount of $800,000 (the “August 2023 Notes”) to VADM Jan E. Tighe (Ret.) and Donald R. Dixon, members of the Company’s board of directors. The August 2023 Notes provide that the principal amount thereof may only be used as follows: first, to satisfy accrued and unpaid employee payroll-related obligations of the Company; second, to pay an amount not to exceed $100,000 on account of employee, contractor or vendor expenses needed in the event the Company determined to prepare and file a bankruptcy proceeding; and third, to pay the premium for the Company’s director and officer tail insurance policy. The August 2023 Notes have a scheduled maturity date one year after issuance and bear interest at the rate of 13.8% per annum, payable at maturity. The Company’s obligations under the August 2023 Notes are secured by substantially all of the assets of the Company, excluding the Company’s intellectual property.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2023, Mary Gallagher notified the Company of her resignation from the Company’s Board of Directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), effective immediately. Ms. Gallagher’s decision to resign from the Board is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices, or any disagreements in respect of accounting principles, financial statement disclosure, or any issue impacting the Audit Committee. The Company thanks Ms. Gallagher for her service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ Cameron D. Pforr
Date: August 31, 2023		Cameron D. Pforr
President & Chief Financial Officer